                                                                        CR DA 1
                             COMMERCIAL CRIME POLICY
Policy No.                    DECLARATIONS-FORM A                [UNITRIN LOGO]

    #441919        INSURANCE IS PROVIDED BY THE COMPANY DESIGNATED BY AN [X]
----------------
Renewal of Number

                   [x] TRINITY UNIVERSAL INSURANCE COMPANY
                   [ ] SECURITY NATIONAL INSURANCE COMPANY
                   [ ] TRINITY UNIVERSAL INSURANCE COMPANY OF KANSAS, INC.

Named Insured and Mailing Address (No Street, Town or City, County, State, Zip
Code)
         SAMARNAN INVESTMENT CORPORATION
         214 North Ridgeway Drive
         Cleburne, TX 76033

Policy Period : From  4/28/04 to  Continuous at 12:01 A.M. Standard Time at your mailing address shown above.

IN RETURN FOR THE PAYMENT OF THE PREMIUM, AND SUBJECT TO ALL THE TERMS OF THIS POLICY, WE AGREE WITH YOU TO PROVIDE THE INSURANCE AS STATED IN THIS POLICY.

BUSINESS DESCRIPTION

COVERAGE, LIMITS OF INSURANCE AND DEDUCTIBLE

Coverage Form(s) Forming Part of this Policy    Limit of Insurance    Deductible Amount   Premium
Employee Dishonesty Coverage                         $50,000.              $1,000.        $  461.00
Form A - Schedule
                                                                               Total      $  461.00

PREMIUM

Premium for this Policy $ 461.00

Premium shown is payable : $ 461.00 at inception April 28, 2004

FORMS AND ENDORSEMENTS (OTHER THAN APPLICABLE COVERAGE FORMS(S) SHOWN ABOVE)

Forms and Endorsements applying to this Policy and made part of this policy at time of issue :

CR 0002; CR 1000; IL 0017; CR 0017; MS 0007

CANCELLATION OF PRIOR INSURANCE

By acceptance of this policy you give us notice cancelling prior policy or bond No(s).

the cancellation to be effective at the time this policy becomes effective.

Countersigned:

                                 By:  /s/ Diana Jackson
                                      ------------------------------------------
                                      DIANA JACKSON Authorized Representative

  THESE DECLARATIONS TOGETHER WITH THE COMMON POLICY CONDITIONS COVERAGE FORM(S)
       AND FORMS AND ENDORSEMENTS. IF ANY, ISSUED TO FORM A PART THEREOF,
                       COMPLETE THE ABOVE NUMBERED POLICY

         Includes copyrighted material of Insurance Services Office, Inc. with its permission Copyright Insurance Services Office, Inc. 1982, 1984

[UNITRIN LOGO]

                                    WARNING
THIS IS NOT A VALID POWER OF ATTORNEY IF THIS STATEMENT DOES NOT APPEAR IN RED INK.

KNOW ALL MEN BY THESE PRESENTS:

That TRINITY UNIVERSAL INSURANCE COMPANY and SECURITY NATIONAL INSURANCE COMPANY, each a Texas Corporation, and TRINITY UNIVERSAL INSURANCE COMPANY OF KANSAS, INC., a Kansas Corporation, do hereby appoint

                                  DIANA JACKSON

its true and lawful Attorney(s)-in-Fact, with full authority to execute on its behalf fidelity and surety bonds, endorsement or amendments thereto, issued in the course of its business, and to bind the respective company thereby, in amounts or penalties not exceeding the sum of

ONE HUNDRED THOUSAND AND no/100 Dollars ($ 100,000.00)
EXCEPT NO AUTHORITY IS GRANTED FOR:

         1.       Open Penalty bonds.

         2. Bonds where Attorney(s)-in-Fact, appear as a party at interest.

IN WITNESS WHEREOF TRINITY UNIVERSAL INSURANCE COMPANY, SECURITY NATIONAL INSURANCE COMPANY and TRINITY UNIVERSAL INSURANCE COMPANY OF KANSAS, INC., have each executed and attested these presents.

                                                    this 18th day OF APRIL, 2000

/s/ Judith E. Fagan                                       /s/ James A. Schulte
-------------------------------------------------        -----------------------
JUDITH E. FAGAN, CORP. SECRETARY - SR. VICE PRES.        JAMES A. SCHULTE

                         AUTHORITY FOR POWER OF ATTORNEY

That TRINITY UNIVERSAL INSURANCE COMPANY and SECURITY NATIONAL INSURANCE COMPANY each a Texas Corporation and TRINITY UNIVERSAL INSURANCE COMPANY OF KANSAS, INC., a Kansas Corporation, in pursuance of authority granted by that certain resolution adopted by their respective Board of Directors on the 1st day of March, 1976 and of which the following is a true, full, and complete copy:

"RESOLVED, That the President, any Vice-president, or any Secretary of each of these Companies be and they are hereby authorized and empowered, to make, execute, and deliver in behalf of these Companies unto such person or persons residing within the United States of America, as they may select, its Power of Attorney constituting and appointing each such person its Attorney-in-Fact, with full power and authority to make, execute and deliver, for it, in its name and in its behalf, as surety, any particular bond or undertaking that may be required in the specified territory, under such limitations and restrictions, both as to nature of such bonds or undertaking and as to limits of liability to be undertaken by these Companies, as said Officers may deem proper, the nature of such bonds or undertakings and the limits of liability to which such Powers of Attorney may be restricted, to be in each instance specified in such Power of Attorney.

RESOLVED, That any and all Attorneys-in-Fact and Officers of the Companies, including Assistant Secretaries, whether or not the Secretary is absent, be and are hereby authorized and empowered to certify or verify copies of the By-Laws of these Companies as well as any resolution of the Directors, having to do with the execution of bonds, recognizances, contracts of indemnity, and all other writing obligatory in the nature thereof, or with regard to the powers of any of the officers of these Companies or of Attorneys-in-Fact.

RESOLVED, That the signature of any of the persons described in the foregoing resolution may be facsimile signature as fixed or reproduced by any form of typing, printing, stamping or other reproduction of the names of the persons hereinabove authorized."

                       CERTIFICATION OF POWER OF ATTORNEY

I, the undersigned, Corp. Secretary of Trinity Universal Insurance Company, Security National Insurance Company and Trinity Universal Insurance Company of Kansas, Inc., do hereby certify that the foregoing and attached power of attorney, WHICH MUST CONTAIN A VALIDATING STATEMENT PRINTED IN THE MARGIN HEREOF IN RED INK, remains in full force and has not been revoked; and furthermore that the resolution of the Broad of Directors set forth in this power of attorney is still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of each Corporation.

                                                     this 28th Day of APRIL 2004

                                              /s/ Judith E. Fagan
                                              ----------------------------------
                                              JUDITH E. FAGAN, CORP SECRETARY

[SEAL] [SEAL] [SEAL]

NOTE: IF YOU HAVE ANY QUESTIONS REGARDING THE VALIDITY OR WORDING OF THIS POWER OF ATTORNEY CALL 214-360-8502 OR WRITE US AT P.O. BOX 655028 (ILLEGIBLE).

                                                                COMMERCIAL CRIME
                                                      COVERAGE FORM A - SCHEDULE

                        EMPLOYEE DISHONESTY COVERAGE FORM

#441919                             SCHEDULE

EFFECTIVE DATE: 4/28/04

       Name Schedule Coverage           Position Schedule Coverage
       ----------------------   -------------------------------------------
                                                                  No. of       Limit of
              Names of          Titles of                       "Employees"   Insurance
Item          Covered            Covered       Location of         Each          Each      Deductible
 No.        "Employees"         Position    Covered Positions     Position     Employee      Amount
----   ----------------------   ---------   -----------------   -----------   ----------   ----------
1.      GEORGE S. WALLS, JR.    President     Cleburne, TX          1         $50,000.00   $1,000.00

2.      NANCY WALLS BeVANEY       Vice        Cleburne, TX          1          50,000.00    1,000.00
                                President

3.      JERRY D. WHEATLEY       Secretary     Cleburne, TX          1          50,000.00    1,000.00
                                   And
                                Treasurer

A.   COVERAGE

     We will pay for loss of, and loss from damage to, Covered Property resulting directly from the Covered Cause of Loss.

     1. COVERED PROPERTY: "Money", "securities", and "property other than money and securities".

     2.   COVERED CAUSE OF LOSS: "Employee dishonesty".

B.   LIMIT OF INSURANCE

     1. The most we will pay for loss in any one "occurrence" is the applicable Limit of Insurance shown in the SCHEDULE.

     2. Regardless of the number of years this insurance applies as respects a specific "employee", the most we will pay in the aggregate is the largest Limit of Insurance applicable to that "employee" even though:

          a. The coverage for that "employee" is not continuous because it has been cancelled for one or more periods; or

          b.   The Limit of Insurance applicable to that "employee" is changed.

     3. If this insurance applies on a POSITION SCHEDULE basis, the following provisions also apply:

          a. The most we will pay for an "employee" serving in more than one position is the largest Limit of Insurance in effect and applicable to any one of those positions at the time loss is discovered.

          b. If at the time loss is discovered there are more "employees" serving in a covered position than the number of "employees" listed opposit that position in the SCHEDULE, the Limit of Insurance applicable to that position will be reduced.

               The reduced Limit of Insurance will be computed by multiplying the limit shown in the SCHEDULE by a factor obtained by dividing the number of "employees" shown in the SCHEDULE by the actual number of "employees" serving in that position at the time the loss is discovered.

C.   DEDUCTIBLE

     1. We will not pay for loss in any one "occurrence" unless the amount of loss exceeds the Deductible Amount shown in the SCHEDULE We will then pay the amount of loss in excess of the Deductible Amount, up to the Limit of Insurance.

     2.   You must

          a. Give us notice as soon as possible of any loss of the type insured under this Coverage Form even though it falls entirely within the Deductible Amount; and

CR 00 02 10 90                                                       PAGE 1 of 2

          b.   Upon our request, give us a statement describing the loss.

D. ADDITIONAL EXCLUSIONS, CONDITIONS AND DEFINITIONS: In addition to the provisions in the Crime General Provisions Form, this Coverage Form is subject to the following:

     1.   ADDITIONAL EXCLUSIONS: We will not pay for loss as specified below:

          a. EMPLOYEE CANCELLED UNDER PRIOR INSURANCE: loss caused by an "employee" of yours, or predecessor in interest of yours, for whom similar prior insurance has been cancelled and not reinstated since the last such cancellation.

          b. INVENTORY SHORTAGES: loss, or that part of any loss, the proof of which as to its existence or amount is dependent upon;

               (1)  An inventory computation; or

               (2)  A profit and loss computation.

     2.   ADDITIONAL CONDITIONS

          a. CANCELLATION AS TO ANY EMPLOYEE: This insurance is cancelled as to any "employee":

               (1)  Immediately upon discovery by:

                    (a)  You; or

                    (b) Any of your partners, officers or directors not in collusion with the "employee";

                    of any dishonest act committed by that "employee" before or after becoming employed by you.

               (2) On the date specified in a notice mailed to you. That date will be at least 30 days after the date of mailing.

                    The mailing of notice to you at the last mailing address known to us will be sufficient proof of notice. Delivery of notice is the same as mailing.

          b. CONSOLIDATION-MERGER: The Consolidation-Merger General Condition does not apply to this Coverage Form.

     3.   ADDITIONAL DEFINITIONS

          a.   "EMPLOYEE" means

               (1) Any person named in the SCHEDULE, if coverage applies on a NAME SCHEDULE basis; or

               (2) Any person you engage to perform the duties of a position shown in the SCHEDULE if coverage applies on a POSITION SCHEDULE basis.

               The "Employee" General Definition does not apply to this Coverage Form.

          b. "EMPLOYEE DISHONESTY" in Paragraph A.2 means only dishonest acts committed by an identified "employee" acting alone or in collusion with other persons, except you or a partner, with the manifest intent to:

               (1)  Cause you to sustain loss; and also

               (2) Obtain financial benefit (other than employee benefits earned in the normal course of employment, including: salaries, commissions, fees, bonuses, promotions, awards, profit sharing or pensions) for:

                    (a)  The "employee"; or

                    (b) Any person or organization intended by the "employee" to receive that benefit.

          c. "OCCURRENCE" means all loss caused by each "employee", whether the result of a single act or series of acts.

CR 00 02 10 90                                                       PAGE 2 of 2

                                                                COMMERCIAL CRIME

                            CRIME GENERAL PROVISIONS

Various provisions in this policy restrict coverage. Read the entire policy carefully to determine rights, duties and what is or is not covered.

Throughout this policy the words "you" and "your" refer to the Named Insured shown in the Declarations. The words "we", "us" and "our" refer to the Company providing this insurance.

Words and phrases in quotation marks are defined in the policy.

Unless stated otherwise in any Crime Coverage Form, Dedlarations or endorsement, the following General Exclusions, General Conditions and General Definitions apply to all Crime Coverage Forms forming part of this policy.

A. GENERAL EXCLUSIONS

     We will not pay for loss as specified below:

     1. ACTS COMMITTED BY YOU OR YOUR PARTNERS: Loss resulting from any dishonest or criminal act committed by you or any of your partners whether acting alone or in collusion with other persons.

     2. GOVERNMENTAL ACTION: Loss resulting from seizure or destruction of property by order of governmental authority.

     3. INDIRECT LOSS: Loss that is an indirect result of any act or "occurrence" covered by this insurance including, but not limited to, loss resulting from:

          a. Your inability to realize income that you would have realized had there been no loss of, or loss from damage to, Covered Property.

          b. Payment of damages of any type for which you are legally liable. But, we will pay compensatory damages arising directly from a loss covered under this insurance.

          c. Payment of costs, fees or other expenses you incur in establishing either the existence or the amount of loss under this insurance.

     4.   LEGAL EXPENSES: Expenses related to any legal action.

     5. NUCLEAR: Loss resulting from nuclear reaction, nuclear radiation or radioactive contamination, or any related act or incident.

     6. WAR AND SIMILIAR ACTIONS: Loss resulting from war, whether or not declared, warlike action, insurrection, rebellion or revolution, or any related act or incident.

B. GENERAL CONDITIONS

     1. CONCEALMENT, MISREPRESENTATION OF FRAUD: This insurance is void in any case of fraud by you as it relates to this insurance at any time. It is also void if you or any other Insured, at any time, intentionally conceal or misrepresent a material fact concerning:

          a. This insurance;

          b. The Covered Property;

          c. Your interest in the Covered Property; or

          d. A claim under this insurance.

     2. CONSOLIDATION - MERGER: If through consolidation or merger with, or purchase of assets of, some other entity:

          a. Any additional persons become "employees;" or

          b. You acquire the use and control of any additional "premises;"

          any insurance afforded for "employees" or "premises" also applies to those additional "employees" and "premises," but only if you:

          a. Give us written notice within 30 days thereafter; and

          b. Pay us an additional premium.

     3. COVERAGE EXTENSIONS: Unless stated otherwise in the Coverage Form, our liability under any Coverage Extension is part of, not in addition to, the Limit of Insurance applying to the Coverage or Coverage Section.

     4. DISCOVERY PERIOD FOR LOSS: We will pay only for covered loss discovered no later than one year from the end of the policy period.

     5. DUTIES IN THE EVENT OF LOSS: After you discover a loss or a situation that may result in loss of, or loss from damage to, Covered Property you must

          a.   Notify us as soon as possible.

          b. Submit to examination under oath at our request and give us a signed statement of your answers.

          c.   Give us a detailed, sworn proof of loss within 120 days.

          d. Cooperate with us in the investigation and settlement of any claim.

CR 10 00 06 95    Copyright, Insurance Services Office, Inc., 1994   PAGE 1 of 4

     6.   JOINT INSURED

          a. If more than one Insured is named in the Declarations, the first named insured will act for itself and for every other insured for all purposes of this insurance. If the first named Insured ceases to be covered, then the next named Insured will become the first named Insured.

          b. If any Insured or partner or officer of that Insured has knowledge of any information relevant to this insurance, that knowledge is considered knowledge of every Insured.

          c. An "employee" of any Insured is considered to be an "employee" of every insured.

          d. If this insurance or any of its coverages is cancelled or terminated as to any Insured, loss sustained by that Insured is covered only if discovered no later than one year from the date of cancellation or termination.

          e. We will not pay more for loss sustained by more than one Insured than the amount we would pay if all the loss has been sustained by one Insured

     7. LEGAL ACTION AGAINST US: You may not bring any legal action against us involving loss:

          a.   Unless you have complied with all the terms of this insurance;
               and

          b.   Until 90 days after you have filed proof of loss with us; and

          c. Unless brought within 2 years from the date you discover the loss.

     8. LIBERALIZATION: If we adopt any revision that would broaden the coverage under this insurance without additional premium within 45 days prior to or during the policy period, the broadened coverage will immediately apply to this insurance.

     9. LOSS COVERED UNDER MORE THAN ONE COVERAGE OF THIS INSURANCE: If two or more coverages of this insurance apply to the same loss, we will pay the lesser of:

          a.   The actual amount of loss; or

          b. The sum of the limits of insurance applicable to those coverages.

     10.  LOSS SUSTAINED DURING PRIOR INSURANCE

          a. If you, or any predecessor in interest, sustained loss during the period of any prior insurance that you or the predecessor in interest could have recovered under that insurance except that the time within which to discover loss had expired, we will pay for it under this insurance, provided:

               (1) This insurance became effective at the time of cancellation or termination of the prior insurance; and

               (2) The loss would have been covered by this insurance had it been in effect when the acts or events causing the loss were committed or occurred.

          b. The insurance under this Condition is part of, not in addition to, the Limits of Insurance applying to this insurance and is limited to the lesser of the amount recoverable under:

               (1)  This insurance as of its effective date; or

               (2)  The prior insurance had it remained in effect.

     11. LOSS COVERED UNDER THIS INSURANCE AND PRIOR INSURANCE ISSUED BY US OR ANY AFFILIATE: If any loss is covered:

          a.   Partly by this insurance; and

          b. Partly by any prior cancelled or terminated insurance that we or any affiliate had issued to you or any predecessor in interest;

          the most we will pay is the larger of the amount recoverable under this insurance or the prior insurance.

     12. NON-CUMULATION OF LIMIT OF INSURANCE: Regardless of the number of years this insurance remains in force or the number of premiums paid, no Limit of Insurance cumulates from year to year or period to period.

     13. OTHER INSURANCE: This insurance does not apply to loss recoverable or recovered under other insurance or indemnity. However, if the limit of the other insurance or indemnity is insufficient to cover the entire amount of the loss, this insurance will apply to that part of the loss, other than that falling within any deductible amount, not recoverable or recovered under the other insurance or indemnity. However, this insurance will not apply to the amount of loss that is more than the applicable Limit of Insurance shown in the Declarations.

     14. OWNERSHIP OF PROPERTY; INTERESTS COVERED: The property covered under this insurance is limited to property:

          a. That you own or hold; or

          b. For which you are legally liable.

          However, this insurance is for your benefit only. It provides no rights or benefits to any other person or organization.

CR 10 00 06 95    Copyright, Insurance Services Office, Inc., 1994   PAGE 2 of 4

     15.  POLICY PERIOD

          a.   The Policy Period is shown in the Declarations.

          b. Subject to the Loss Sustained During Prior Insurance condition, we will pay only for loss that you sustain through acts committed or events occurring during the Policy Period.

     16. RECORDS: You must keep records of all Covered Property so we can verify the amount of any loss.

     17.  RECOVERIES

          a. Any recoveries, less the cost of obtaining them, made after settlement of loss covered by this insurance will be distributed as follows:

               (1) To you, until you are reimbursed for any loss that you sustain that exceeds the Limit of Insurance and the Deductible Amount, if any;

               (2)  Then to us, until we are reimbursed for the settlement made;

               (3) Then to you, until you are reimbursed for that part of the loss equal to the Deductible Amount, if any.

          b.   Recoveries do not include any recovery:

               (1) From insurance, suretyship, reinsurance, security or indemnity taken for our benefit; or

               (2) Of original "securities" after duplicates of them have been issued.

     18. TERRITORY: This insurance covers only acts committed or events occurring within the United States of America, U.S. Virgin Islands, Puerto Rico, Canal Zone, or Canada.

     19. TRANSFER OF YOUR RIGHTS OF RECOVERY AGAINST OTHERS TO US: You must transfer to us all your rights of recovery against any person or organization for any loss you sustained and for which we have paid or settled. You must also do everything necessary to secure those rights and do nothing after loss to impair them.

     20.  VALUATION - SETTLEMENT

          a. Subject to the applicable Limit of Insurance provision we will pay for:

               (1) Loss of "money" but only up to and including its face value. We may, at our option, pay for loss of "money" issued by any country other than the United States of America:

                    (a)  At face value in the "money" issued by that country; or

                    (b) In the United States of America dollar equivalent determined by the rate of exchange on the day the loss was discovered.

               (2) Loss of "securities" but only up to and including their value at the close of business on the day the loss was discovered. We may, at our option:

                    (a) Pay the value of such "securities" or replace them in kind, in which event you must assign to us all your rights, title and interest in and to those "securities"; or

                    (b) Pay the cost of any Lost Securities Bond required in connection with issuing duplicates of the "securities". However, we will be liable only for the payment of so much of the cost of the bond as would be charged for a bond having a penalty not exceeding the lesser of the:

                         (i) Value of the "securities" at the close of business on the day the loss was discovered; or

                         (ii) Limit of Insurance.

               (3) Loss of, or loss from damage to, "property other than money and securities" or loss from damage to the "premises" for not more than the:

                    (a) Actual cash value of the property on the day the loss was discovered;

                    (b)  Cost of repairing the property or "premises", or

                    (c) Cost of relacing the property with property of like kind and quality.

                    We may, at our option, pay the actual cash value of the property or repair or replace it.

                    If we cannot agree with you upon the actual cash value or the cost of repair or replacement, the value or cost will be determined by arbitration.

               b. We may, at our option, pay for loss of, or loss from damage to, property other than "money";

                    (1) In the "money" of the country in which the loss occurred; or

                    (2) In the United State of America dollar equivalent of the "money" of the country in which the loss occurred determined by the rate of exchange on the day the loss was discovered.

               c. Any property that we pay for or replace becomes our property.

CR 10 00 06 95    Copyright, Insurance Services Office, Inc., 1994   PAGE 3 of 4

C.   GENERAL DEFINITIONS

     1. "EMPLOYEE" means:

          a. Any natural person:

               (1) While in your service (and for 30 days after termination of service); and

               (2) Whom you compensate directly by salary, wages or commissions; and

               (3) Whom you have the right to direct and control while performing services for you; or

          b. Any natural person employed by an employment contractor while that person is subject to your direction and control and performing services for you excluding, however, any such person while having care and custody of property outside the "premises".

               But "employee" does not mean any:

               (1) Agent, broker, factor, commission merchant, consignee, independent contractor or representative of the same general character; or

               (2) Director or trustee except while performing acts coming within the scope of the ususal duties of an employee.

     2. "MONEY" MEANS:

          a. Currency, coins and bank notes in current use and having a face value; and

          b. Travelers checks, register checks and money orders held for sale to the public.

     3. "PROPERTY OTHER THAN MONEY AND SECURITIES" means any tangible property other than "money" and "securities" that has intrinsic value but does not include any property listed in any Crime Coverage Form as Property Not Covered.

     4. "SECURITIES" means negotiable and non-negotiable instruments or contracts representing either "MONEY" or other property and includes:

          a. Tokens, tickets, revenue and other stamps (whether represented by actual stamps or unused value in a meter) in current use; and

          b. Evidences of debt issued in connection with credit or charge cards, which cards are not issued by you;

          but does not include "money".

CR 10 00 06 95    Copyright, Insurance Services Office, Inc., 1994   PAGE 4 of 4

                                                                  IL 00 17 11 98

                            COMMON POLICY CONDITIONS

All Coverage Parts included in this policy are subject to the following conditions.

A.   CANCELLATION

     1. The first Named Insured shown in the Declarations may cancel this policy by mailing or delivering to us advance written notice of cancellation.

     2. We may cancel this policy by mailing or delivering to the first Named Insured written notice of cancellation at least:

          a. 10 days before the effective date of cancellation if we cancel for nonpayment of premium; or

          b. 30 days before the effective date of cancellation if we cancel for any other reason.

     3. We will mail or deliver our notice to the first Named Insured's last mailing address known to us.

     4. Notice of cancellation will state the effective date of cancellation. The policy period will end on that date.

     5. If this policy is canceled, we will send the first Named Insured any premium refund due. If we cancel, the refund will be pro rata. If the first Named Insured cancels, the refund may be less than pro rata. The cancellation will be effective even if we have not made or offered a refund.

     6. If notice is mailed, proof of mailing will be sufficient proof of notice.

B.   CHANGES

     This policy contains all the agreements between you and us concerning the insurance afforded. The first Named Insured shown in the Declarations is authorized to make changes in the terms of this policy with our consent. This policy's terms can be amended or waived only by endorsement issued by us and made a part of this policy.

C.   EXAMINATION OF YOUR BOOKS AND RECORDS

     We may examine and audit your books and records as they relate to this policy at any time during the policy period and up to three years afterward.

D.   INSPECTIONS AND SURVEYS

     1.   We have the right to:

          a. Make inspections and surveys at any time;

          b. Give you reports on the conditions we find; and

          c. Recommend changes.

     2. We are not obligated to make any inspections, surveys, reports or recommendations and any such actions we do undertake relate only to insurability and the premiums to be charged. We do not make safety inspections. We do not undertake to perform the duty of any person or organization to provide for the health or safety of workers or the public. And we do not warrant that conditions:

          a. Are safe or healthful; or

          b. Comply with laws, regulations, codes or standards.

     3. Paragraphs 1. and 2. of this condition applies no only to us, but also to any rating, advisory, rate service or similar organization which makes insurance inspections, surveys, reports or recommendations.

     4. Paragraph 2. of this condition does not apply to any inspections, surveys, reports of recommendations we may make relative to certification, under state or municipal statutes, ordinances or regulations, of boilers, pressure vessels or elevators.

E.   PREMIUMS

     The first Named Insured shown in the Declarations:

     1.   Is responsible for the payment of all premiums; and

     2.   Will be the payee for any return premiums we pay.

F.   TRANSFER OF YOUR RIGHTS AND DUTIES UNDER THIS POLICY

     Your rights and duties under this policy may not be transferred without our written consent except in the case of death of an individual named insured.

     If you die, your rights and duties will be transferred to your legal representative but only while acting within the scope of duties as your legal representative. Until your legal representative is appointed, anyone having proper temporary custody of your property will have your rights and duties but only with respect to that property.

IL 00 17 11 98    Copyright, Insurance Services Office, Inc., 1994   PAGE 1 of 1

                                                                          CC 128
                                                                          (1-89)

                                 CR 00 17 01 89
                    PUBLIC EMPLOYEE DISHONESTY COVERAGE FORM
                         (COVERAGE FORM P-PER EMPLOYEE)

A. COVERAGE

     We will pay for loss of, and loss from damage to, Covered Property resulting directly from the Covered Cause of Loss.

     1. COVERED PROPERTY: "Money", "securities", and "property other than money and securities".

     2.   COVERED CAUSE OF LOSS: "Employee dishonesty".

     3.   COVERAGE EXTENSION

          EMPLOYEES TEMPORARILY OUTSIDE COVERAGE TERRITORY: We will pay for loss caused by any "employee" while temporarily outside the territory specified in the Territory General Condition for a period not more than 90 days.

B. LIMIT OF INSURANCE

     The most we will pay for loss in any one "occurrence" is the applicable Limit of Insurance shown in the DECLARATIONS.

C. DEDUCTIBLE

     1. We will not pay for loss in any one "occurrence" unless the amount of loss exceeds the Deductible Amount shown in the DECLARATIONS. We will then pay the amount of loss in excess of the Deductible Amount, up to the Limit of Insurance.

     2.   You must:

          a. Give us notice as soon as possible of any loss of the type insured under this Coverage Form even though it falls entirely within the Deductible Amount.

          b.   Upon our request, give us a statement describing the loss.

D. ADDITIONAL EXCLUSIONS, CONDITIONS AND DEFINITIONS: In addition to the provisions in the Crime General Provisions Form, this Coverage Form is subject to the following:

     1. ADDITIONAL EXCLUSIONS: We will not pay for loss or damages as specified below:

          a. EMPLOYEE CANCELLED UNDER PRIOR INSURANCE: loss caused by any "employee" for whom similar prior insurance has been cancelled and not reinstated since the last such cancellation.

          b. INVENTORY SHORTAGES: loss, or that part of any loss, the proof of which as to its existence or amount is dependent upon:

               (1) An inventory computation; or

               (2) A profit and loss computation.

          c. BONDED EMPLOYEE: loss caused by any "employee" required by law to be individually bonded.

          d. TREASURER OR TAX COLLECTOR: loss caused by a treasurer or tax collector by whatever name known.

          e.   DAMAGES: damages for which you are legally liable as a result of:

               (1) the deprivation or violation of the civil rights of any person by an "employee"; or

               (2) the tortious conduct of an "employee", except conversion of property of other parties held by you in any capacity.

     2.   ADDITIONAL CONDITIONS:

          a.   CANCELLATION AS TO ANY EMPLOYEE:

               This insurance is cancelled as to any "employee":

               (1) Immediately upon discovery by you or any official or employee authorized to manage, govern or control your employees, of any dishonest act committed by that "employee" whether before or after becoming employed by you.

               (2) On the date specified in a notice mailed to you. That date will be at least 30 days after the date of mailing.

               The mailing of notice to you at the last mailing address known to us will be sufficient proof of notice. Delivery of notice is the same as mailing.

          b. SOLE BENEFIT: This insurance is for your sole benefit. No legal proceeding of any kind to recover on account of loss under this coverage may be brought by anyone other than you.

          c. INDEMNIFICATION: We will indemnify any of your officials who are required by law to give bonds for the faithful performance of their service against loss through dishonest acts of persons who serve under them, subject to the Limit of Insurance

     3.   ADDITIONAL DEFINITIONS

          a. "EMPLOYEE DISHONESTY" in paragraph A.2. means only dishonest acts committed by an "employee" whether identified or not, acting alone or in collusion with other persons, with the manifest intent to:

               (1)  Cause you to sustain loss; and also

               (2) Obtain financial benefit (other than salaries, commissions, fees, bonuses, promotions, awards, profit sharing, pensions or other employee benefits earned in the normal course of employment) for:

                    (a) The "employee"; or

                    (b) Any person or organization intended by the "employee" to receive that benefit.

          b. "OCCURRENCE" means all loss up to the Limit of Liability caused by each "employee" whether the result of a single act or series of acts.

[AUTHENTIC LOGO]

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY

COMMON POLICY CONDITIONS Section A. Cancellation, replace paragraph number 2 in its entirety with the following:

          2. We may cancel, terminate or modify this policy by mailing or delivering to the first Named Insured and to the Securities and Exchange Commission written notice at least 60 days prior to the effective date of cancellation, termination or modification.

               The first Named Insured may cancel or terminate this policy by mailing or delivering to you and to the Securities and Exchange Commission written notice at least 60 days prior to the effective date of cancellation or termination.

MS 00 07 04 04

                         SAMARNAN INVESTMENT CORPORATION
                             CERTIFIED RESOLUTION OF
                               BOARD OF DIRECTORS
                                      AND
                              STATEMENT OF PAYMENT

The undersigned, Jerry D. Wheatley, Secretary of Samarnan Investment Corporation, a Texas corporation (the "Company"), hereby certifies that:

(1) The following resolution was duly adopted by the vote of a majority of the members of the Board of Directors of the Company who were not "interested persons" as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, at a meeting duly called and held on April 27, 2004, and that such resolution has not been rescinded, altered or modified and is in full force and effect on the date hereof:

          RESOLVED, that the form of the Fidelity Bond, dated April 28, 2004, issued by Trinity Universal Insurance Company insuring the Company against larceny and embezzlement by any of the three officers of the Company named therein in the amount of $50,000 for each of such officers, be, and the same hereby is, approved; and the officers of the Company are hereby authorized and directed to pay the premium on such Bond for a period of one year.

(2) The Company has paid the premium on such Fidelity Bond for the one year period beginning April 28, 2004 and ending on April 27, 2005.

TO CERTIFY WHICH, witness my signature and the seal of the Company this 28th day of April, 2004.

/s/ Jerry D. Wheatley                                (Corporate Seal)
-----------------------------
    Jerry D. Wheatley
       Secretary